EXHIBIT 2

KHD
                                                                       M I A M I

KANE, HOFFMAN
& DANNER, PA.

                                October 20, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

         On October 20, 1999, we received from Phoenix International Industries, Inc., its Form 8-K-A for August 30, 1999.

         We were previously principal accountants for Phoenix International Industries, Inc. and on December 23, 1998, we reported on the consolidated financial statements of Phoenix International Industries, Inc. and Subsidiaries ("PII") as of and for the year ended May 31, 1998. On August 30, 1999, we were dismissed as principal accountants of PII. We have read PII's statements included under Item 4 of its Form S-K-A for August 30, 1999, and we agree with such statements.

Very truly yours
s/s Richard Hoffman
Richard M. Hoffman

RMH/dd


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